Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

NEW SOURCE ENERGY PARTNERS L.P.

This Certificate of Limited Partnership, dated August 14, 2012, has been duly executed and is filed pursuant to Sections 17-201 and 17-204 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership (the “Partnership”) under the Act.

1. Name. The name of the Partnership is “New Source Energy Partners L.P.”

2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

3. General Partner. The name and the business, residence or mailing address of the general partner are:

New Source Energy GP, LLC

914 North Broadway, Suite 230

Oklahoma City, Oklahoma 73102

EXECUTED as of the date written first above.

NEW SOURCE ENERGY PARTNERS L.P.

By:	New Source Energy GP, LLC, its general partner

By:	/s/ Kristian B. Kos
	Name:	Kristian B. Kos
	Title:	Authorized Person